HSBC Finance Corporation

EXHIBIT 99.1

HSBC Finance Corp. Offers to Purchase for Cash
Up to $1.1 Billion of Outstanding 6.676% Senior Subordinated Notes due January 15, 2021

NEW YORK -- (September 5, 2017) -- HSBC Finance Corporation ("HSBC Finance"), hereby announces its offer to purchase for cash up to U.S.$1,104,230,000 (the "Tender Cap") of its outstanding 6.676% Senior Subordinated Notes due January 15, 2021 (CUSIP: 40429CGD8, 40429CGB2 and U4428DCD4; ISIN: US40429CGD83, US40429CGB28 and USU4428DCD40) (the "Notes"), from holders thereof (each, a "Holder" and collectively, the "Holders"), at the price set forth in the table below, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 5, 2017 (as it may be amended or supplemented from time to time, the "Offer to Purchase") and in the related Letter of Transmittal dated September 5, 2017 (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer Documents"), which together constitute the Offer (the "Offer").
In connection with the Offer, on September 5, 2017, HSBC Finance entered into a definitive agreement with its ultimate parent, HSBC Holdings plc ("HSBC Holdings") pursuant to which HSBC Finance has agreed to repurchase, subject to the terms and conditions contained therein, U.S.$730,770,000 of Notes (the "Repurchase"), representing all of the outstanding Notes held by HSBC Holdings. The Notes purchased by HSBC Finance in the Repurchase will be in addition to those accepted for purchase in the Offer and will not count toward the Tender Cap. The purchase price for each U.S.$1,000 principal amount of Notes repurchased pursuant to the Repurchase will be equal to (x) if the Offer is consummated, the Total Consideration (as defined in the Offer to Purchase) for each U.S.$1,000 principal amount of Notes or (y) if the Offer is not consummated, (A) a price based on the average trading price for the Notes over the five (5) Business Day (as defined in the Offer to Purchase) period prior to a settlement date specified in the Repurchase Agreement, or (B) if the average trading price is not available for any reason, a price calculated by HSBC Securities (USA) Inc. (using commercially reasonable methods applicable to transactions similar to the Repurchase) and agreed upon by HSBC Finance and HSBC Holdings.
Subject to the terms and conditions set forth in the Offer Documents, HSBC Finance will pay each Holder that validly tenders its Notes on or prior to 5:00 p.m. New York City time on September 18, 2017 (as such time and date may be extended by HSBC Finance in its sole discretion, the “Early Tender Date”) and does not validly withdraw its tender on or prior to the Withdrawal Date (as defined herein) an amount in cash in U.S. dollars equal to the Total Consideration and Accrued Interest (as defined herein). The “Total Consideration” for each U.S.$1,000 principal amount of Notes is equal to an amount that will reflect, as of the Price Determination Time (as defined in the Offer to Purchase), a yield to the maturity date of the Notes equal to the sum of (i) the bid-side yield on the Reference U.S. Treasury Security set forth in the table below, as reported on the Bloomberg Reference Page set forth in the table below (the “Reference Yield”); plus (ii) the Fixed Spread set forth in the table below, such price being rounded to the nearest U.S.$0.01 per U.S.$1,000 principal amount of Notes. The Total Consideration includes an early tender premium (the “Early Tender Premium”) of U.S. $30 per U.S.$1,000 principal amount of Notes. Holders who validly tender their Notes after the Early Tender Date but on or prior to 11:59 p.m. New York City time on October 2, 2017 (as such time and date may be extended by HSBC Finance in its sole discretion, the “Expiration Date”) and do not validly withdraw their tender will be eligible to receive the Purchase Price. The “Purchase Price” for each U.S.$1,000 principal amount of Notes is equal to the Total Consideration less the Early Tender Premium. In each case, Holders whose Notes are accepted for purchase shall receive accrued and unpaid interest from, and including, the last interest payment date to, but not including, the applicable Settlement Date (as defined in the Offer to Purchase), payable on the applicable Settlement Date (“Accrued Interest”).  Notes tendered on or prior to 5:00 p.m., New York City time, on September 18, 2017 (as such time and date may extended by HSBC Finance in its sole discretion, the “Withdrawal Date”) may be validly withdrawn at any time until the Withdrawal Date (by following the procedures set forth in the Offer to Purchase), but may not be validly withdrawn thereafter. Tenders of Notes will not be valid if submitted after the Expiration Date.

HSBC Finance Corporation

The following table summarizes the material pricing terms for the Offer:

CUSIP and ISIN Nos.	Outstanding Principal Amount of Notes	Title of Security	Early Tender Premium(1)(2)	Fixed Spread (bps)	Reference U.S. Treasury Security	Bloomberg Reference Page	Hypothetical Total Consideration(1)(2)(3)
Registered Notes: CUSIP: 40429CGD8 ISIN: US40429CGD83 Rule 144A Notes: CUSIP: 40429CGB2 ISIN: US40429CGB28 Regulation S Notes: CUSIP: U4428DCD4 ISIN: USU4428DCD40	U.S.$2,938,669,000	6.676% Senior Subordinated Notes due January 15, 2021	U.S.$30	20	1.625% U.S. Treasury Notes due August 31, 2022	PX1	$1,151.68

(1)	Per U.S.$1,000 principal amount of Notes accepted for purchase.

(2)	The Total Consideration for Notes validly tendered on or prior to the Early Tender Date and accepted for purchase is calculated using the Fixed Spread and includes the Early Tender Premium.

(3)
The Hypothetical Total Consideration is based on the Fixed Spread added to the Reference Yield as of 11:00 a.m., New York City time, on September 1, 2017. The information provided in the above table is for illustrative purposes only. HSBC Finance makes no representation with respect to the actual consideration that may be paid, and such amounts may be greater or less than those shown in the above table depending on the Reference Yield as of the Price Determination Time. The actual Total Consideration will be based on the Fixed Spread added to the Reference Yield as of the Price Determination Time. The hypothetical Total Consideration excludes Accrued Interest.

Pursuant to the Offer Documents, if the purchase of all Notes validly tendered (and not validly withdrawn) on or prior to the Early Tender Date would cause HSBC Finance to purchase an aggregate principal amount of Notes in excess of the Tender Cap, then such Offer will be oversubscribed on the Early Tender Date, HSBC Finance will not accept for purchase any Notes after the Early Tender Date and HSBC Finance will (assuming satisfaction or, where applicable, the waiver of the conditions to the Offer) accept for purchase on the Early Settlement Date, the Notes tendered at or prior to the Early Tender Date on a prorated basis such that HSBC Finance purchases the maximum aggregate principal amount of Notes tendered that does not exceed the Tender Cap. If the Offer is not oversubscribed on the Early Tender Date and the purchase of all Notes validly tendered (and not validly withdrawn) on or prior to the Expiration Date would cause HSBC Finance to purchase an aggregate principal amount of Notes in excess of the Tender Cap, then the Offer will be oversubscribed on the Expiration Date and HSBC Finance will (assuming satisfaction or, where applicable, the waiver of the conditions to the Offer) accept for purchase such tendered Notes as follows (i) first, on the Early Tender Date, HSBC Finance will accept for purchase all Notes validly tendered (and not validly withdrawn) on or prior to the Early Tender Date; and (ii) second, promptly after the Expiration Date, HSBC Finance will accept for purchase all Notes validly tendered (and not validly withdrawn) after the Early Tender Date and on or prior to the Expiration Date on a prorated basis such that HSBC Finance purchases the maximum aggregate principal amount of Notes that does not exceed the Tender Cap. Accordingly, if the Tender Cap is reached in respect of tenders made on or prior to the Early Tender Date, no Notes that are tendered after the Early Tender Date will be accepted for purchase and any Notes accepted for purchase on the Early Settlement Date will be accepted on a prorated basis up to the amount of the Tender Cap.
HSBC Finance’s obligation to accept for payment, and to pay the Total Consideration or the Purchase Price, as applicable, and Accrued Interest for, Notes validly tendered and not validly withdrawn pursuant to the Offer are subject to, and conditioned upon, the satisfaction of, or HSBC Finance’s waiver of, the conditions described under the heading “Conditions to the Offer” in the Offer to Purchase.
Global Bondholder Services Corporation is acting as the depositary and as the information agent for the Offer. HSBC Securities (USA) Inc. is acting as Dealer Manager for the Offer. Persons with questions about the Offer should contact HSBC Securities (USA) Inc. at +1 (888) HSBC-4LM (toll free) or +1 (212) 525-5552 (collect). Requests for documents should be directed to Global Bondholder Services Corporation at +1 (212) 430-3774 (banks and brokers) or +1 (866) 470-3800 (all others toll free) or by email at contact@gbsc-usa.com. The Offer Documents will be available online at http://www.gbsc-usa.com/HSBC/ until the Expiration Date or earlier termination of the Offer.
As a result of the Offer and the Repurchase, HSBC Finance expects to record a one-time charge reflecting a loss on early extinguishment of debt. Assuming that prior to September 30, 2017 the maximum aggregate principal amount of Notes allowed under the Tender Cap are tendered and the Repurchase is completed, the charge recorded during the third quarter of 2017 is

HSBC Finance Corporation

estimated to be approximately $260,000,000. The actual charge and the timing of its recognition are dependent upon the final pricing, the aggregate principal amount of Notes tendered in the Offer and the timing of completion of the Offer.
This press release is for information purposes only and is not an offer to purchase or a solicitation of acceptance of an offer to purchase any of the Notes. The Offer is being made pursuant to the Offer Documents, which HSBC Finance is distributing to Holders of Notes. The Offer is not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, "blue sky" or other laws of such jurisdiction.

Media enquiries to:

Rob Sherman	+1 212 525 6901	robert.a.sherman@us.hsbc.com
Forward-looking statements:
Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results and other financial conditions may differ materially from those included in these statements due to a variety of factors including those contained in HSBC Finance’s filings with the U.S. Securities and Exchange Commission, including without limitation the "Risk Factors" section of HSBC Finance’s 2016 Annual Report on Form 10-K. Precautionary statements included in such filings should be read in conjunction with this press release.
About HSBC Finance
HSBC Finance Corporation, through its subsidiaries, owns and services a portfolio of residential real estate loans. HSBC Finance Corporation is a subsidiary of HSBC North America Holdings Inc.
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